Exhibit 10.7

AGREEMENT AND ACKNOWLEDGMENT OF SECURITY INTEREST

        THIS AGREEMENT AND ACKNOWLEDGMENT OF SECURITY INTEREST (this “Agreement”) is entered into as of December 1, 2005, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), MEDTOX SCIENTIFIC, INC., (“Debtor”) and NEW BRIGHTON BUSINESS CENTER, LLC (“Landlord”).

        WHEREAS, Bank has extended, or has agreed to extend, credit to Debtor on the condition, among others, that such credit be secured by a security interest in certain assets of Debtor (the “Collateral”) described in the Security Agreement attached hereto as Exhibit A and incorporated herein by this reference (the “Security Agreement”), and all or a portion of the Collateral is now or may hereafter be located on that certain real property owned by Landlord in Ramsey County, Minnesota, as more particularly described on Exhibit B attached hereto and incorporated herein by this reference (the “Property”); and

        WHEREAS, in extending or continuing to extend such credit to Debtor, Bank is relying on the acknowledgments, representations and agreements relating to the Collateral set forth herein.

        NOW, THEREFORE, Landlord, Debtor and Bank hereby acknowledge, represent and agree as follows:

    1.        Landlord’s Acknowledgment. Landlord acknowledges that the security interest of Bank in the Collateral is senior and superior to any claim or right in all or any portion thereof which Landlord now has or may at any time hereafter acquire. Landlord confirms that Landlord has not received notice from any person or entity other than Bank of any claim of right, title or interest in or to any of the Collateral.

    2.        Notice and License. Landlord agrees to deliver to Bank, at the same time as delivery to Debtor, a copy of any notice given by Landlord to Debtor regarding any breach of, or limitation or termination of, any lease or other agreement between Debtor and Landlord relating to Debtor’s use and possession of the Property. Subject to the terms and conditions of this Agreement, Landlord and, where applicable, Debtor agree that notwithstanding any failure by Debtor to perform under, or the termination of, any lease or other agreement between Debtor and Landlord relating to Debtor’s use and possession of the Property: (a) Landlord will not dispose of the Collateral nor assert any right or interest therein unless it has first notified Bank in writing and has given Bank a reasonable opportunity to exercise Bank’s rights in and to the Collateral; and (b) Bank is hereby granted the right and license to enter upon the Property and to possess and use the Property to take possession of the Collateral and to exercise Bank’s rights, powers and remedies with respect to the Collateral, including without limitation completing any work in process, removing any or all of the Collateral from the Property, and sorting, assembling, selling (including by auction sale held on the Property) and otherwise disposing of the Collateral in accordance with the terms and conditions of the Security Agreement, this Agreement and applicable law.

    3.        Conditions. The rights and licenses granted to Bank herein are conditioned upon Bank’s agreement to, and Bank hereby agrees to: (a) pay rent to Landlord at the times and at the daily rate paid by Debtor for the period commencing on the day Bank enters into possession of the Property and ending on the day Bank relinquishes possession thereof; and (b) reimburse Landlord for any damage to the Property, other than diminution in value thereof, actually caused by Bank’s activities on the Property during its possession thereof.

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    4.        Indemnity. Debtor agrees to indemnify and hold Landlord and Bank, and their respective partners, officers, directors, successors and assigns, harmless from and against any and all claims, actions, damages, costs, expenses (including reasonable attorneys’ fees, to include Bank’s outside counsel fees and all allocated costs of Bank’s in-house counsel) and/or liability arising from or in any manner relating to Landlord’s compliance with this Agreement and/or Bank’s exercise of any of its rights hereunder. Debtor hereby irrevocably authorizes Landlord to comply with any instructions or directions which Bank may give to Landlord pursuant hereto and/or in connection with Bank’s exercise of its rights, powers and remedies with respect to the Collateral.

    5.        No Waiver; Amendments. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder or under the Security Agreement shall affect such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Bank hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under this Agreement, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in such writing. This Agreement may be amended or modified only in writing signed by all parties hereto.

    6.        Notices. All notices, requests and demands required hereunder must be in writing, addressed to each party at the address specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

    7.        Governing Law; Successors, Assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BANK:	LANDLORD:

WELLS FARGO BANK,
NATIONAL ASSOCIATION	NEW BRIGHTON BUSINESS CENTER, LLC

By: /s/ Steven P. Johnson	By: /s/ Kevin J. Wiersma
Steven P. Johnson, Vice President	Title: CFO
Address: Minneapolis RCBO	Address: 402 West County Road D
Sixth and Marquette	St. Paul, MN 55112
Minneapolis, MN 55479

DEBTOR:

MEDTOX SCIENTIFIC, INC.

By: ________________________
Title: _______________________
Address:  402 West County Road D
                  St. Paul, MN 55112

This Instrument was drafted by:
WELLS FARGO BANK,
  NATIONAL ASSOCIATION
Attn: Loan Documentation
1740 Broadway
Denver, CO 80274

OBTAIN NOTARY ACKNOWLEDGMENTS

STATE OF Minnesota

COUNTY OF Ramsey

The foregoing instrument was acknowledged before me this 18th day of November, 2005, by Kevin J. Wiersma, the VP/CFO of MEDTOX Laboratories, Inc., a ____________________, on behalf of the corporation.

Deborah L. Dahlberg
Notary Public

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EXHIBIT B TO AGREEMENT AND ACKNOWLEDGMENT OF SECURITY INTEREST Legal Description of Property: 4